Rule 424(B)3
                                                               File No. 33-55555


                PRICING SUPPLEMENT NO. 7 DATED OCTOBER 13, 1995
               (TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 28, 1994
                    AND PROSPECTUS DATED NOVEMBER 28, 1994)

                             FLEET FINANCIAL GROUP
                               MEDIUM-TERM NOTES
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                                   FIXED RATE
                   SERIES   X  (H)SENIOR     (I)SUBORDINATED
                           ___           ___

PRINCIPAL AMOUNT:                  $15,000,000

ISSUE PRICE:                               100

TRADE DATE:                           10/13/95

ISSUE DATE:                           10/18/95

MATURITY DATE:                        10/18/05

INTEREST RATE:                           6.84%

INTEREST PAYMENT DATES:      APRIL 18, OCT. 18



ORIGINAL ISSUE DISCOUNT NOTE:      /        /  YES            /      X /  NO
                                   _________                  __________

          TOTAL AMOUNT OF OID:   /         /
                                 __________

          YIELD TO MATURITY:     /         /
                                 __________

          INITIAL ACCRUAL PERIOD:/         /
                                 __________

IF OTHER THAN USD:     /        /      SPECIFIED CURRENCY       /         /   AUTHORIZED DENOMINATIONS
                       __________                               ___________

OPTION TO RECEIVE PAYMENT IN SPECIFIED CURRENCY:       /          /  YES       /          /  NO
                                                       ____________            ____________

REDEMPTION:        /          / THE NOTES MAY NOT BE REDEEMED PRIOR TO MATURITY
                   ____________

                   /      X   / THE NOTES MAY BE REDEEMED PRIOR TO MATURITY
                   ___________

                TERMS OF REDEMPTION: CALLABLE AT THE OPTION OF THE ISSUER
                                     BEGINNING ON 10/18/00, WITH TEN CALENDAR
                                     DAYS NOTICE PRIOR TO EACH COUPON PAYMENT.

AGENT:    CHEMICAL SECURITIES INC., AS PRINCIPAL
AGENT'S COMMISSION:
OTHER PROVISIONS:

Fleet Financial Group, Inc.   Fleet Center, 75 State St., P.O. Box 2197, Boston
                              Massachusetts 02106-2197
                              617-368-4000